AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 10, 2004.
                                                     REGISTRATION NO. 333-114568
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       -----------------------------------

                                 AMENDMENT NO. 2
                                       TO
                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                       -----------------------------------

                             PURE CYCLE CORPORATION
             (Exact name of registrant as specified in its charter)
                       -----------------------------------

            DELAWARE                                   84-0705083
   (State or other jurisdiction of         (I.R.S. Employer Identification No.)
    incorporation or organization)

                                      4941
              (Primary Standard Industrial Classification Code)
                     -----------------------------------

                                8451 DELAWARE ST.
                            THORNTON, COLORADO 80260
                                 (303) 292-3456
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 MARK W. HARDING
                                8451 DELAWARE ST.
                            THORNTON, COLORADO 80260
                            TELEPHONE: (303) 292-3456
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 With copies to:
                               WANDA J. ABEL, ESQ.
                            DAVIS GRAHAM & STUBBS LLP
                       1550 SEVENTEENTH STREET, SUITE 500
                             DENVER, COLORADO 80202
                            TELEPHONE: (303) 892-9400
                       -----------------------------------

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                   ---------------------------------------

      The registration fees were paid with the previous filings of this Registration Statement.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit
 No.       Description of Exhibit
----       ----------------------

  1.1      Underwriting Agreement.**

  3.1      Amended and Restated Certificate of Incorporation.**

  3.2      Amended and Restated Bylaws.*

  5.1      Opinion of Davis Graham & Stubbs LLP.*

  5.2      Opinion of Richards, Layton & Finger, P.A.*

  10.1 Letter Agreement dated August 31, 1987 between the Company and Paradise Oil, Water & Land Development, Inc. (incorporated by reference from Current Report on Form 8-K filed with the SEC on August 5, 1988).

  10.2 Right of First Refusal Agreement dated August 12, 1992 between Inco Securities Corporation and Richard F. Myers, Mark W. Harding, Thomas P. Clark, Thomas Lamm and Rowena Rogers.**

  10.3 Stock Purchase Agreement dated December 10, 1991 by and among the Company and Apex Investment Fund II, L.P., the Environmental Fund II, L.P. and Productivity Fund II, L.P. (incorporated by reference from Annual Report on Form 10-KSB for the fiscal year ended August 31, 1992).

  10.4 Service Agreement dated April 11, 1996 by and between the Company and the District (incorporated by reference from Quarterly Report on Form 10-QSB for the fiscal quarter ended May 31, 1996).

  10.5 Settlement Agreement and Mutual Release dated April 11, 1996 by and among the State Land Board and the District, the Company, INCO Securities Corporation, Apex Investment Fund II, L.P., Landmark Water Partners, L.P., Landmark Water Partners II, L.P., Environmental Venture Fund, L.P., Environmental Private Equity Fund II, L.P., The Productivity Fund II, L.P., Proactive Partners, L.P., Warwick Partners, L.P., Auginco, Anders C. Brag, Amy Leeds, and D.W. Pettyjohn, and OAR, Incorporated, Willard G. Owens and H.F. Riebesell, Jr. (incorporated by reference from Quarterly Report on Form 10-QSB for the fiscal quarter ended
           May 31, 1996).

  10.6 Agreement for Sale of Export Water dated April 11, 1996 by and among the Company and the District (incorporated by reference from Quarterly Report on Form 10-QSB for the fiscal quarter ended May 31,
           1996).

  10.7 Comprehensive Amendment Agreement No. 1 dated April 1, 1996 by and among ISC, the Company, the Bondholders, Gregory M. Morey, Newell Augur, Jr., Bill Peterson, Stuart Sundlun, Alan C. Stormo, Beverlee A. Beardslee, Bradley Kent Beardslee, Robert Douglas Beardslee, Asra Corporation, International Properties, Inc., and the State Land Board (incorporated by reference from Quarterly Report on Form 10-QSB for the fiscal quarter ended May 31, 1996).

  10.8 Wastewater Service Agreement dated January 22, 1997 by and between the Company and the District (incorporated by reference from Annual Report on Form 10-KSB for the fiscal year ended August 31, 1998).

  10.9 Water Service Agreement for the Sky Ranch PUD dated October 31, 2003 by and between Airpark Metropolitan District, Icon Investors I, LLC, the Company and the District.**

  10.10 1992 Equity Incentive Plan (incorporated by reference from Proxy Statement filed with the SEC on March 18, 1993).

  10.11 2004 Incentive Plan (incorporated by reference from Proxy Statement filed with the SEC on March 25, 2004).

  10.12 Non-Statutory Stock Option Agreement dated April 19, 2001 between the Company and Mark W. Harding.**

  10.13 Amendment to Water Service Agreement for the Sky Ranch PUD dated January 6, 2004.**

  10.14 Amendment to Water Service Agreement for the Sky Ranch PUD dated January 30, 2004.**

  10.15 Amendment to Water Service Agreement for the Sky Ranch PUD dated January 30, 2004 pertaining to amendment of the Option Agreement for Export Water.**

  10.16 Amendment to Water Service Agreement for the Sky Ranch PUD dated March 5, 2004.**

  10.17 Amended and Restated Lease Agreement between the State Land Board and the District dated April 4, 1996.**

  10.18 Bargain and Sale Deed among the State Land Board, the District and the Company dated April 11, 1996.**

  10.19 Mortgage Deed, Security Agreement, and Financing Statement between the State Land Board and the Company dated April 11, 1996.**

  10.20    Water Service Agreement for the Hills at Sky Ranch Water dated
           May 14, 2004 among Icon Land II, LLC, a Colorado limited liability company, the Company, and the District (incorporated by reference from the Current Report on Form 8-K filed with the SEC on May 21,
           2004).

  23.1     Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1).

  23.2     Consent of KPMG LLP.**

  23.3     Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2).

-----------------

* Filed herewith.

** Previously filed.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on June 10, 2004.

                                    PURE CYCLE CORPORATION

                                    By:       *
                                       ---------------------------
                                    Name:  Mark W. Harding
                                    Title: President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                     Title                         Date
      ---------                     -----                         ----
     *                              Chief Executive Officer       June 10, 2004
------------------------------      and Director (Principal
Thomas P. Clark                     Executive Officer)


     *                              President and Director        June 10,  2004
------------------------------      (Principal Financial
Mark W. Harding                     Officer and Principal
                                    Accounting Officer)


     *                              Chairman of the Board         June 10, 2004
------------------------------
Harrison H. Augur


     *                              Director                      June 10, 2004
------------------------------
Richard L. Guido


     *                              Director                      June 10, 2004
------------------------------
Margaret S. Hansson


     *                              Director                      June 10, 2004
------------------------------
George M. Middlemas

     * Wanda J. Abel, by signing her name hereto, signs this document on behalf of each of the persons indicated by an asterisk above pursuant to a power of attorney duly executed by each such persons and previously filed with the Securities and Exchange Commission as part of the Registration Statement.

Date:  June 10, 2004                     /s/ WANDA J. ABEL
                                       ---------------------------------------
                                       Wanda J. Abel, Attorney-In-Fact

                                  EXHIBIT INDEX
Exhibit
 No.       Description of Exhibit
----       ----------------------

  1.1      Underwriting Agreement.**

  3.1      Amended and Restated Certificate of Incorporation.**

  3.2      Amended and Restated Bylaws.*

  5.1      Opinion of Davis Graham & Stubbs LLP.*

  5.2      Opinion of Richards, Layton & Finger, P.A.*

  10.1 Letter Agreement dated August 31, 1987 between the Company and Paradise Oil, Water & Land Development, Inc. (incorporated by reference from Current Report on Form 8-K filed with the SEC on August 5, 1988).

  10.2 Right of First Refusal Agreement dated August 12, 1992 between Inco Securities Corporation and Richard F. Myers, Mark W. Harding, Thomas P. Clark, Thomas Lamm and Rowena Rogers.**

  10.3 Stock Purchase Agreement dated December 10, 1991 by and among the Company and Apex Investment Fund II, L.P., the Environmental
           Fund II, L.P. and Productivity Fund II, L.P. (incorporated by reference from Annual Report on Form 10-KSB for the fiscal year ended August 31, 1992).

  10.4 Service Agreement dated April 11, 1996 by and between the Company and the District (incorporated by reference from Quarterly Report on Form 10-QSB for the fiscal quarter ended May 31, 1996).

  10.5 Settlement Agreement and Mutual Release dated April 11, 1996 by and among the State Land Board and the District, the Company, INCO Securities Corporation, Apex Investment Fund II, L.P., Landmark Water Partners, L.P., Landmark Water Partners II, L.P., Environmental Venture Fund, L.P., Environmental Private Equity Fund II, L.P., The Productivity Fund II, L.P., Proactive Partners, L.P., Warwick Partners, L.P., Auginco, Anders C. Brag, Amy Leeds, and D.W. Pettyjohn, and OAR, Incorporated, Willard G. Owens and H.F. Riebesell, Jr. (incorporated by reference from Quarterly Report on Form 10-QSB for the fiscal quarter ended
           May 31, 1996).

  10.6 Agreement for Sale of Export Water dated April 11, 1996 by and among the Company and the District (incorporated by reference from Quarterly Report on Form 10-QSB for the fiscal quarter ended May 31, 1996).

  10.7 Comprehensive Amendment Agreement No. 1 dated April 1, 1996 by and among ISC, the Company, the Bondholders, Gregory M. Morey, Newell Augur, Jr., Bill Peterson, Stuart Sundlun, Alan C. Stormo, Beverlee A. Beardslee, Bradley Kent Beardslee, Robert Douglas Beardslee, Asra Corporation, International Properties, Inc., and the State Land Board (incorporated by reference from Quarterly Report on Form 10-QSB for the fiscal quarter ended May 31, 1996).

  10.8 Wastewater Service Agreement dated January 22, 1997 by and between the Company and the District (incorporated by reference from Annual Report on Form 10-KSB for the fiscal year ended August 31, 1998).

  10.9 Water Service Agreement for the Sky Ranch PUD dated October 31, 2003 by and between Airpark Metropolitan District, Icon Investors I, LLC, the Company and the District.**

  10.10 1992 Equity Incentive Plan (incorporated by reference from Proxy Statement filed with the SEC on March 18, 1993).

  10.11 2004 Incentive Plan (incorporated by reference from Proxy Statement filed with the SEC on March 25, 2004).

  10.12 Non-Statutory Stock Option Agreement dated April 19, 2001 between the Company and Mark W. Harding.**

  10.13 Amendment to Water Service Agreement for the Sky Ranch PUD dated January 6, 2004.**

  10.14 Amendment to Water Service Agreement for the Sky Ranch PUD dated January 30, 2004.**

  10.15 Amendment to Water Service Agreement for the Sky Ranch PUD dated January 30, 2004 pertaining to amendment of the Option Agreement for Export Water.**

  10.16 Amendment to Water Service Agreement for the Sky Ranch PUD dated March 5, 2004.**

  10.17 Amended and Restated Lease Agreement between the State Land Board and the District dated April 4, 1996.**

  10.18 Bargain and Sale Deed among the State Land Board, the District and the Company dated April 11, 1996.**

  10.19 Mortgage Deed, Security Agreement, and Financing Statement between the State Land Board and the Company dated April 11, 1996.**

  10.20 Water Service Agreement for the Hills at Sky Ranch Water dated May 14, 2004 among Icon Land II, LLC, a Colorado limited liability company, the Company, and the District (incorporated by reference from the Current Report on Form 8-K filed with the SEC on May 21,
           2004).

  23.1     Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1).

  23.2     Consent of KPMG LLP.**

  23.3     Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2).

-----------------

* Filed herewith.

** Previously filed.